EXHIBIT 99.3
Michael A. Shaw

Executive Vice President Chief Credit Officer

3900 Wisconsin Avenue, NW Washington, DC 20016-2892 202 752 3394 202 752 0911 (fax) michael_a_shaw@fanniemae.com
.com
January 23, 2012

MGIC Indemnity Corporation
Mortgage Guaranty Insurance Corporation
MGIC Investment Corporation
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
Attn:  Curt Culver

Ladies and Gentlemen:

You have requested that Federal National Mortgage Association (“Fannie Mae”) extend the conditional approval granted to MGIC Indemnity Corporation, a Wisconsin mortgage guaranty insurance company (“MIC”) by Fannie Mae pursuant to the letter agreement dated October 14, 2009 (the “Approval Letter Agreement”) from Fannie Mae to MIC, Mortgage Guaranty Insurance Company (“MGIC”) and MGIC Investment Corporation (“Investment”), to act as a direct issuer of mortgage guaranty insurance policies under the Fannie Mae Qualified Mortgage Insurer Approval Requirements in certain specified states.  Effective as of the date hereof, and subject to the terms and conditions set forth below and in the Approval Letter Agreement and consistent with the Proposal (as defined in the Approval Letter Agreement), Fannie Mae hereby extends its conditional approval of MIC as a direct issuer of mortgage guaranty insurance until December 31, 2013 (the “Term”), at which time such conditional approval will automatically terminate, unless extended in writing by Fannie Mae prior thereto.  The conditional approval granted by Fannie Mae herein is subject to, and expressly conditioned upon, the continued compliance by MIC, MGIC and Investment with each of the conditions set forth below (the “Extension Conditions”), the Approval Conditions and the Requirements (each as defined in the Approval Letter Agreement).  In the event that any of the Extension Conditions, Approval Conditions or Requirements are not met and maintained, Fannie Mae reserves the right to withdraw this conditional approval and immediately suspend or terminate MGIC or MIC in its sole and absolute discretion.

1.            While the Extension Conditions, Approval Conditions and the Requirements are in effect, MIC shall, and MGIC shall cause MIC to, remain a wholly-owned, direct subsidiary of MGIC.

2.            The draft Stipulation and Order from the Office of the Commissioner of Insurance of the State of Wisconsin (“OCI”), currently numbered Case No. 11-C33951 and attached hereto as Exhibit I (the “Order”) shall be issued prior to January 31, 2012 under a new case number, if necessary, by the OCI and remain in full force and effect throughout the Term; provided, that if OCI or any other governmental entity amends or terminates Investment’s obligations pursuant to paragraphs 5 or 6 of the Order, Fannie Mae may, in its sole and absolute discretion, terminate the conditional approval granted hereunder, effective immediately.

January 23, 2012

3.            Within the forty-five (45) days preceding the date hereof, Investment and its affiliates shall have contributed $200,000,000 to MGIC.  Pursuant to and in accordance with paragraph 4 of the Order, MGIC shall contribute $200,000,000 to MIC.  Following MGIC’s contribution to MIC described in the preceding sentence, Fannie Mae and MGIC may, from time to time, review MGIC and MIC’s risk to capital ratios to determine if MIC requires additional capital contributions.  While the Extension Conditions are in effect, the decision to make any additional capital contribution, the amount of such contribution, the identity of any assets to be contributed and the fair market value of such assets shall be mutually agreed upon between MGIC and Fannie Mae.  MGIC further agrees that upon disposition of any of the assets listed in the Side Letter (as defined in the Approval Letter Agreement), all proceeds from any such disposition shall remain in or be immediately deposited into or contributed to MGIC.

The Approval Letter Agreement and the Side Letter are incorporated herein in their entirety by reference; provided, that the date of “December 31, 2011” in the third sentence of the Side Letter shall be “December 31, 2013” and the term of the Approval Letter Agreement shall be such term as extended hereby.

Unless otherwise earlier revoked, Fannie Mae’s conditional approval of MIC granted hereby, the Extension Conditions, Approval Conditions, Requirements and other terms of this agreement shall terminate on December 31, 2013.  Thereafter, whether MIC will continue to be approved as a direct issuer of mortgage guaranty insurance policies will be determined under the Requirements as then in effect.

[Remainder of page intentionally left blank]

January 23, 2012

Very truly yours,

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By:	/s/ Michael A. Shaw
Name:	Michael A. Shaw
Title:	Executive Vice President Chief Credit Officer

Confirmed and accepted
As of January 23, 2012

MGIC INDEMNITY CORPORATION

By:	/s/ Curt S. Culver
Name:	Curt S. Culver
Title:	Chairman and Chief Executive Officer

MORTGAGE GUARANTY INSURANCE
CORPORATION

By:	/s/ Curt S. Culver
Name:	Curt S. Culver
Title:	Chairman and Chief Executive Officer

MGIC INVESTMENT CORPORATION

By:	/s/ Curt S. Culver
Name:	Curt S. Culver
Title:	Chairman and Chief Executive Officer

Exhibit I

OFFICE OF THE COMMISSIONER OF INSURANCE (OCI)	STATE OF WISCONSIN

In the matter of	STIPULATION AND ORDER
Mortgage Guaranty Insurance Corporation,
MGIC Reinsurance Corporation, and
MGIC Reinsurance Corporation of Wisconsin,

Respondents.	Case No. 11-C33951

WHEREAS, Mortgage Guaranty Insurance Corporation (“Respondent MGIC”), MGIC Reinsurance Corporation (“Respondent MGIC Re”), and MGIC Reinsurance Corporation of Wisconsin (“Respondent MGIC Re of WI”), each located at 250 East Kilbourn Avenue, Milwaukee, Wisconsin 53202 (collectively, the “Respondents”), are subject to the jurisdiction and control of the Office of the Commissioner of Insurance (the “Commissioner”) in the state of Wisconsin; and

WHEREAS, MGIC Investment Corporation owns, directly or indirectly, all of the outstanding common stock of the Respondents; and

WHEREAS, s. 623.11, Wis. Stat., provides that the Commissioner shall, when necessary, determine the amount of compulsory surplus that an insurer is required to have in order not to be financially hazardous under s. 645.41(4), Wis. Stat., as an amount that will provide reasonable security against contingencies affecting the insurer’s financial position that are not fully covered by reserves or by reinsurance, and that such a determination may or may not involve an amount of compulsory surplus below which the insurer must cease transacting new business; and

WHEREAS, the Commissioner and Respondents have entered into this stipulation and order as a condition of the Commissioner adjusting the compulsory surplus applicable to Respondents under s. Ins 3.09, Wis. Adm. Code;

NOW, THEREFORE, Respondents and MGIC Investment Corporation and the Commissioner do agree and stipulate to the following terms and conditions:

(1) The element of compulsory surplus represented by s. Ins 3.09(5) (b), Wis. Adm. Code, shall not apply to Respondents from the date of this order until December 31, 2013, so that Respondent MGIC may continue to write new mortgage guaranty insurance policies and Respondent MGIC Re and Respondent MGIC Re of WI may continue to reinsure mortgage guaranty insurance policies issued by Respondent MGIC although Respondents do not have the MPP required by s. Ins 3.09, Wis. Adm. Code.  From time-to-time, in the Commissioner’s sole discretion, the Commissioner may undertake a review of the facts and circumstances of the Respondents’ business and interests for the purpose of terminating, extending, or modifying this Stipulation and Order in a manner consistent with the interests of insureds, creditors, and the public generally.

(2)  While this Stipulation and Order is in effect, and in place of s. Ins 3.09(5)(b), Wis. Adm. Code, Respondents may continue to write and reinsure new mortgage guaranty insurance policies for as long as each Respondent maintains a policyholders position which provides reasonable security against contingencies affecting each Respondent’s financial position that are not fully covered by reserves or reinsurance, such that the Commissioner may continue to determine that each Respondent’s policyholders position is reasonably in excess of a level that would constitute a financially hazardous condition.  If MGIC Investment Corporation fails to make any contribution required under either paragraph (5) or paragraph (6), Respondent MGIC shall not be in compliance with this Stipulation and Order.

Stipulation and Order
Case No. 11-C33951

(3) The Commissioner may retain consultants, including accountants, attorneys, investment bankers, and other experts to assist the Commissioner in the Commissioner’s assessment of each Respondent’s financial condition, its exposure to loss claims, credit risk, liquidity risk, rating risk and other risks and the evaluation of reporting information submitted by Respondents and Respondents agree to bear the cost of retaining such experts.

(4) Respondent MGIC shall contribute Two Hundred Million Dollars ($200,000,000) to its wholly-owned subsidiary MGIC Indemnity Corporation on or before January 31, 2012.

(5) During the period commencing on January 1, 2012 and ending on the earlier of the date that this Stipulation and Order is terminated by the Commissioner or December 31, 2013 (the “Covered Period”), MGIC Investment Corporation shall make one or more cash equity contributions to Respondent MGIC as may be necessary for Respondent MGIC to maintain minimum liquid assets of One Billion Dollars ($1,000,000,000) at all times (the “Minimum Liquid Asset Amount”).  For the purposes hereof, liquid assets means the sum of (i) the aggregate cash and cash equivalents, (ii) fair market value of investments and (iii) assets held in captive trusts, of each of (a) Respondent MGIC Re (b) MGIC Mortgage Reinsurance Corporation, (c) MGIC Residential Reinsurance Corporation and (d) Respondent MGIC when consolidated with its direct and indirect subsidiaries excluding (i) MGIC Indemnity Corporation, (ii) MIC Reinsurance Corporation and (iii) MIC Reinsurance Corporation of Wisconsin.

(6)  Within 15 days of the date that Respondent MGIC lacks the required Minimum Liquid Asset Amount at any time during the Covered Period, MGIC Investment Corporation shall make an equity contribution to Respondent MGIC in order to cure the deficiency and immediately notify OCI of such action in writing.

(7) For purposes of this Stipulation and Order, the application of the Wisconsin Statutes and the Wisconsin Administrative Code are not modified except as explicitly stated herein.  Furthermore, this Stipulation and Order supersedes the Stipulation and Order dated December 2, 2009 in OCI Case No. 09-C32599, but does not supersede or amend any other approval, order, memorandum, or agreement issued by or entered into with the Commissioner.

(8)  Respondents and MGIC Investment Corporation and the Commissioner agree that this Stipulation and Order is not being entered in consequence of any violation of law or for the purpose of imposing a penalty or a specific course of remedial action, but rather as an exercise of the Commissioner’s authority and obligation to determine, when necessary, the amount of compulsory surplus an insurer is required to have under s. 623.11, Wis. Stat.

(9) Respondents and MGIC Investment Corporation consent to this Order and agree that this Stipulation is made without reservation and constitutes a waiver of rights including a hearing, confrontation and cross-examination of witnesses, production of evidence, a motion for costs, and judicial review.  The Commissioner may enforce this Stipulation and Order.  The Commissioner may modify, extend or terminate this Stipulation and Order with respect to the Respondents in his sole discretion with written notice to Respondents and MGIC Investment Corporation.   The Commissioner may terminate this Stipulation and Order with respect to MGIC Investment Corporation in his sole discretion with written notice to Respondents and MGIC Investment Corporation.  Any change in the obligations of MGIC Investment Corporation under this Stipulation and Order shall require the written consent of MGIC Investment Corporation.

Stipulation and Order
Case No. 11-C33951

Date	Rebecca L. Easland, Director
Bureau of Financial Analysis and Examinations

Date	Curt S. Culver
Chairman and Chief Executive Officer
Mortgage Guaranty Insurance Corporation
MGIC Reinsurance Corporation
MGIC Reinsurance Corporation of Wisconsin

Date	Curt S. Culver
Chairman and Chief Executive Officer
MGIC Investment Corporation

ORDER

NOW, THEREFORE, based upon consideration of the Stipulation in this matter, I hereby order that:

(10) Respondents and MGIC Investment Corporation shall comply with their agreements as recited in this Stipulation.

(11) The application of the Wisconsin Statutes and the Wisconsin Administrative Code other than s. Ins 3.09 (5), Wis. Adm. Code, including but not limited to the provisions of the Wisconsin Statutes and the Wisconsin Administrative Code that give the Commissioner authority to issue other orders directed to Respondents and MGIC Investment Corporation, are not affected by this Stipulation and Order.

(12) Any report provided to the Commissioner or demanded by the Commissioner pursuant to this Stipulation and Order shall be required under s. 601.42, Wis. Stat., and under this Stipulation and Order.

(13) This Order shall continue until December 31, 2013, unless modified, extended or terminated by the Commissioner, with written notice to the Respondents and MGIC Investment Corporation.  Any modification or extension of the obligations of MGIC Investment Corporation under this Stipulation and Order shall require the written consent of MGIC Investment Corporation.

Stipulation and Order
Case No. 11-C33951

Dated at Madison, Wisconsin, this ___________ day of

Theodore K. Nickel
Commissioner of Insurance

Approval Letter Agreement

Michael A. Shaw

Executive Vice President Chief Credit Officer

3900 Wisconsin Avenue, NW Washington, DC 20016-2892 202 752 3394 202 752 0911 (fax) michael_a_shaw@fanniemae.com

October 14, 2009

MGIC Indemnity Corporation
Mortgage Guaranty Insurance Corporation
MGIC Investment Corporation
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
Attn: Curt Culver

Ladies and Gentlemen:

You have requested that Federal National Mortgage Association (“Fannie Mae”) approve MGIC Indemnity Corporation, a Wisconsin mortgage guaranty insurance company (“MIC”), as a direct issuer of mortgage guaranty insurance policies under the Fannie Mae Qualified Mortgage Insurer Approval Requirements in certain states. Effective as of the date hereof, and subject to the terms and conditions set forth below and consistent with the proposal of Mortgage Guaranty Insurance Corporation, a Wisconsin mortgage guaranty insurance company (“MGIC”), attached hereto as Exhibit A (the “Proposal”), Fannie Mae hereby approves MIC as a direct issuer of mortgage guaranty insurance with its own distinct MI code. The conditional approval granted by Fannie Mae herein is subject to, and expressly conditioned upon, the continued compliance by MIC, MGIC and MGIC Investment Corporation (“Investment” and together with MIC and MGIC, the “Companies”) with each of the conditions set forth below (the “Approval Conditions”) as well as Fannie Mae’s Qualified Mortgage Insurer Approval Requirements, as amended from time to time (the “Requirements”). In the event that the Requirements or any of the below conditions are not met and maintained, Fannie Mae reserves the right to withdraw this conditional approval and immediately suspend or terminate MGIC or MIC in its sole and absolute discretion.

1.            Within seven days of the acceptance of the terms and conditions of this letter by the Companies, MGIC shall make a contribution of cash or other liquid investments of no greater than $200,000,000 to MIC. Following MGIC’s contribution described in the preceding sentence, Fannie Mae and MGIC may, from time to time, review MGIC and MIC’s risk to capital ratios to determine if MIC requires additional capital contributions.

10/14/2009

While the Approval Conditions are in effect, the decision to make any additional capital contribution, the amount of such contribution, the identity of any assets to be contributed and the fair market value of such assets shall be mutually agreed upon between MGIC and Fannie Mae. MGIC further agrees that upon disposition of any of the assets listed in the letter of even date herewith from Investment to Fannie Mae (the “Side Letter”), all proceeds from any such disposition shall remain in or be immediately deposited into or contributed to MGIC.

2.             The Office of the Commissioner of Insurance of the State of Wisconsin (the “OCI”) shall have granted MGIC a waiver in accordance with the Wisconsin Statutes or the Wisconsin Administrative Code, as amended, permitting MGIC to write new mortgage guaranty insurance policies subject to the conditions established by the OCI, which shall not be in conflict with any of the conditions set forth in this conditional approval, notwithstanding that MGIC’s policyholders position is less than the minimum policyholders position required by the Wisconsin Statutes or the Wisconsin Administrative Code, as amended, for a mortgage guaranty insurer to write new business, which waiver shall remain in full force and effect (the “OCI Waiver”). Furthermore, MGIC shall request that MIC’s risk to capital ratio not be restricted beyond the standard minimum policyholder position required by the Wisconsin Statutes or the Wisconsin Administrative Code, as amended.

3.             In the event that MGIC anticipates that it shall be prohibited from writing new business in any Subject State (as defined below) for any period of time as a result of MGIC’s failure to satisfy risk-to-capital ratios or other substantially equivalent minimum capital requirements applicable in such Subject State (collectively “Applicable Capital Requirements”), MGIC and MIC shall use and Investment shall cause each of MGIC and MIC to use commercially reasonable efforts to promptly obtain a waiver from the applicable insurance regulator for MGIC to continue to write new business in such Subject State, provided that such Subject State’s applicable insurance statutes or regulations authorize the regulator to grant such a waiver. In the event that within a reasonable period of time necessary to avoid the interruption of business MGIC (i) fails to obtain relief from the Applicable Capital Requirements, or (ii) a waiver of Applicable Capital Requirements (a) includes conditions that differ substantially from the requirements contained in the OCI Waiver and (b) MGIC deems such conditions burdensome, the Companies shall provide prompt written notice to Fannie Mae, which notice shall identify the applicable Subject State and include a reasonably detailed description of the reason MGIC will no longer write new business in such Subject State and a copy of the correspondence with the Subject State denoting either the non waiver or burdensome conditions. As used herein, the term “Subject States” means Arizona, California, Florida, Idaho, Illinois, Iowa, Kansas, Kentucky, Missouri, New York, New Jersey, North Carolina, Ohio, Oregon, Puerto Rico and Texas.

4.             Fannie Mae’s approval of MIC as a direct issuer of mortgage guaranty insurance shall be limited to Subject States in which MGIC fails to obtain relief from the Applicable Capital Requirements as described in paragraph 3 above. MIC will insure loans that (i) meet GSE (Fannie Mae, Freddie Mac, or Federal Home Loan Bank)

10/14/2009

guidelines, (ii) Housing Finance Authority loans and, (iii) jumbo loans that meet GSE guidelines other than those relating to loan amount. In the event that MIC intends to insure loans that do not meet such guidelines, MIC shall provide Fannie Mae thirty (30) days’ prior, written notice. For the avoidance of doubt, if MGIC is prohibited from writing new business in any state for any reason other than a failure to meet Applicable Capital Requirements, MIC shall not be so approved hereunder with respect to such state. Unless Fannie Mae otherwise agrees in writing, Fannie Mae’s conditional approval of MIC as a direct issuer of mortgage guaranty insurance shall be automatically revoked with regard to any Subject State sixty (60) days after MGIC is permitted to resume writing new business in such Subject State. Such revocation shall apply to the issuance by MIC of new commitments for mortgage guaranty insurance and shall not affect MIC’s ability to issue policies for commitments previously issued or to administer insurance policies previously issued in the Subject State.

5.            Neither MGIC nor MIC shall take, and Investment shall cause MGIC and MIC not to take, any of the following actions while the Approval Conditions are in effect without the prior written consent of Fannie Mae:

a.	Alter, amend, otherwise modify or enter into any reinsurance agreement, capital support agreement or other similar arrangement with any affiliate, other than as described in the Proposal;

b.
Declare, pay or otherwise make any provision for the payment of any dividend, return of capital, capital distribution, or any other arrangements with respect to the securities of MGIC or MIC, including, without limitation, the repayment of any outstanding principal on any surplus notes, debentures or similar securities. Notwithstanding the above, Fannie Mae hereby provides MGIC and/or MIC consent to pay dividends (directly, or in the case of MIC, indirectly through MGIC) to Investment under the following conditions (i) dividend payments are made to pay off existing debt obligations of Investment or to purchase existing debt obligations of Investment prior to maturity, provided, that if such dividend payments are made to purchase existing debt obligations prior to maturity, the purchase price of such debt obligations are at least at the percent discount to par specified in the Side Letter (all such payments referred to herein collectively as the “Authorized Dividends”), (ii) the total amount of Authorized Dividends shall not exceed $100 million aggregate, and (iii) the dividending party provides Fannie Mae written notice of such planned Authorized Dividends at such time as the party requests approval for such dividend from the OCI. In addition, Fannie Mae hereby consents to the payment by MGIC and MIC of dividends or distributions to reinsurance counterparties who are affiliates of the Company as reasonably necessary in the ordinary course of business solely for the purpose of complying with reinsurance requirements as described in the Proposal.

10/14/2009

c.
Transfer, issue, sell or make any other arrangement to transfer or distribute, by dividend or otherwise (any of the foregoing referred to herein as a “Transfer”), any assets, or securities owned by MGIC or MIC to another person or entity, including to an affiliate. Notwithstanding the above, the parties agree that MGIC or MIC may conduct the following Transfers:

(i)	Transfers as provided in clause 5(b) above;

(ii)
a Transfer of the equity interest in Credit-Based Asset Servicing & Securitization LLC pursuant to the exercise of an option previously granted, as described in the Side Letter,provided, however, that any proceeds derived therefrom are retained by or contributed to MGIC;

(iii)
Transfers in the ordinary course of business of MGIC and MIC, such as, for management of their respective investments, cash and other assets, for payment of operating expenses, marketing expenses, compensation expenses, insurance claim payments, liability and other insurance premiums, premium and other taxes, OCI and other regulatory examination and examination-related expenses, audit fees and expenses, NYSE and SEC fees, rating agency fees, GSE fees, consulting fees, litigation, arbitration and other legal fees and expenses, capital expenditures to maintain and expand systems, pension plan funding, medical benefits, retiree and employee benefits, charitable contributions, trade association dues, or pursuant to the expense and tax sharing agreements in effect among MGIC and its affiliates(“Ordinary Course Transfers”), provided, however, that the Companies shall provide a written report to Fannie Mae monthly identifying any such individual Ordinary Course Transfers (other than mortgage insurance claim payments) made in the previous month that exceeded $5 million dollars. The parties agree however, that Investment will cause any Transfers to a reinsurance company affiliate of MGIC or MIC to be used solely to reimburse MGIC or MIC, as applicable, for claims paid by such Companies, to maintain the eligibility of such reinsurers to reinsure new business written by MGIC and MIC, if needed, or pursuant to the intercompany tax and expense sharing agreements;

(iv)
Transfers to any affiliate of MGIC or MIC that is not engaged in the business of insuring or reinsuring mortgage loans (each a “Non-Insurance Affiliate”) to fund or otherwise pay, discharge, or otherwise satisfy any liability or other obligations of a Non-Insurance Affiliate (“Non-Insurance Transfers”), provided, that such Non-Insurance Transfers shall not exceed in the aggregate during the term of this agreement the amount specified in the Side Letter.

10/14/2009

d.
Transfer or otherwise shift MGIC’s or MIC’s issuance of new mortgage insurance business to any other affiliate. In the event Fannie Mae approves such transfer or other shift, the Companies shall, jointly and severally, provide to Fannie Mae a written, unconditional guaranty of full and timely payment of all policyholder claims as they come due under the subject Fannie Mae’s mortgage insurance policies;

e.
Alter, amend, otherwise modify or enter into any expense sharing or tax sharing agreement of MGIC or MIC with any of their respective affiliates, other than as described in the Proposal or as necessary to comply with any change in applicable law, regulation or order; and

f.
Allow MIC to enter into any risk novation or commutation transaction. In order to obtain Fannie Mae’s approval for such novation or commutation transaction, MIC shall undertake to ensure and demonstrate to Fannie Mae’s satisfaction that any such successor will satisfy the credit standards and quality that is then required for standard government sponsored enterprise business.

The foregoing Approval Conditions are in addition to any and all applicable requirements imposed by the OCI, the Wisconsin Statutes or the Wisconsin Administrative Code.

6.             MGIC and MIC agree to, and Investment shall cause MGIC or MIC to, comply with and be bound by, any changes, amendments or other modifications to the Requirements. It is understood and agreed that if either MGIC or MIC fails to comply with the Requirements, as in effect or hereafter modified or amended, Fannie Mae shall have the same remedies with respect to such failure as Fannie Mae would have had in the absence of this agreement and shall not have any additional remedies in the case of such failure on account of this agreement. Notwithstanding any contrary provision herein, any claim against Investment shall be limited to its obligations arising under this agreement, exclusive of its obligations under this Section 6. During the term of this agreement, the obligation to comply with the Requirements shall not include a requirement that either MGIC or MIC obtain and maintain any external ratings of claims paying ability, which requirement is specifically excluded from this agreement.

7.             Nothing in this letter or in any other agreement under which Fannie Mae is entitled to have information maintained in confidence shall restrict disclosure of this letter or its terms by Investment, MGIC or MIC as deemed necessary or appropriate by any such Company to comply with federal securities laws or to effect the transactions, approvals and business operations described in the Proposal.

Unless otherwise earlier revoked, Fannie Mae’s conditional approval of MIC granted hereby, the Approval Conditions and other terms of this agreement shall terminate on

10/14/2009

December 31, 2011. Thereafter, whether MIC will continue to be approved as a direct issuer of mortgage guaranty insurance policies will be determined under the Requirements as then in effect.

Very truly yours,

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By:	/s/ Michael A. Shaw
Name: Michael A. Shaw
Title: Executive Vice President Chief Credit
Officer

Confirmed and accepted as of October 14, 2009.

MGIC Indemnity Corporation

By:	/s/ Curt S. Culver
Name:	Curt S. Culver
Title:	Chairman and Chief Executive Officer

Mortgage Guaranty Insurance Corporation

By:	/s/ Curt S. Culver
Name:	Curt S. Culver
Title:	Chairman and Chief Executive Officer

MGIC Investment Corporation

By:	/s/ Curt S. Culver
Name:	Curt S. Culver
Title:	Chairman and Chief Executive Officer

Exhibit A to Approval Letter Agreement

Exhibit A to the Approval Letter Agreement is incorporated herein by reference to Exhibit 99 to the company's Form 8-K filed with the Securities and Exchange Commission on March 3, 2011.

Side Letter

MGIC Investment Corporatio

Curt S. Culver
Chairman and Chief Executive Officer

October 15, 2009

Mr. Kenneth J. Phelan
Fannie Mae
3900 Wisconsin Avenue, NW
Washington. DC 20016-2892

Dear Mr. Phelan:

This letter is the “Side Letter” referred to in the letter agreement of even date herewith (the “Approval Letter Agreement”) from the Federal National Mortgage Association (“Fannie Mae”) to MGIC Indemnity Corporation (“MIC”), Mortgage Guaranty Insurance Corporation (“MGIC”) and MGIC Investment Corporation (“Investment”).

Pursuant to the last sentence in Section 1 of the Approval Letter Agreement, the assets listed are the $85 million promissory note payable by Sherman Financial Group LLC, and MGIC Australia Pty Ltd.

Pursuant to Section 5.b of the Approval Letter Agreement, if any dividend payments are made on or before December 31, 2011 to purchase the debt obligations of Investment prior to maturity, the purchase of the debt obligations will be at least at a 10% discount to par.

The option described in Section 5.c(ii) of the Approval Letter Agreement is the option previously granted to Goldman Sachs & Co. or its affiliate.

For purposes of Section 5.c(iv) of the Approval Letter Agreement, the Non-Insurance Transfers shall not exceed $40 million in the aggregate during the term of the Approval Letter Agreement.

The contents of this Side Letter are confidential information of Investment, MIC and MGIC and will not be disclosed by Fannie Mae without the prior consent of such companies, except that consent shall not be required for any disclosure required by applicable law, order. subpoena or to a government agency or regulatory body having authority to regulate or oversee Fannie Mae’s business and requesting such disclosure in the exercise of such authority.

Kindly acknowledge your agreement to the foregoing terms by returning a signed copy of this letter to my attention.

Sincerely,

/s/ Curt S. Culver

Curt S. Culver

The foregoing terms are acknowledged and agreed to by Fannie Mae as of the date set forth above.

FEDERAL NATIONAL MORTGAGE CORPORATION

By:           /s/ Michael A. Shaw
Name:      Michael A. Shaw
Title:        EVP Chief Credit Officer

MGIC Plaza, PO Box 488, Milwaukee, Wisconsin 53201, (414) 347-6632
WATS (800) 558-9900, FAX (414) 347 -6641, E-Mail: curt_culver@mglc.com